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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984; (ii) Registration Statement No. 2-96593 on Form S-8, filed March 22, 1985; (iii) Registration Statement No. 33-38790 on Form S-8 filed February 1, 1991; (iv) Registration Statement No. 33-41007 on Form S-8 filed June 7, 1991; (v) Registration Statement No. 33-61183 on Form S-8 filed July 20, 1995; (vi) Registration Statement No. 33-06315 on Form S-8 filed June 19, 1996; (vii) Registration Statement No. 333-78037 on Form S-8 filed May 7, 1999; (viii) Registration Statement No. 333-81173 on Form S-8 filed June 21, 1999, and (ix) Registration Statement No. 333-91865 on Form S-8 filed December 1, 1999, of GATX Corporation, of our report dated January 23, 2001 (except with respect to Note 17, as to which the date is March 5, 2001) with respect to the consolidated financial statements and schedules of GATX Corporation included and/or incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                               ERNST & YOUNG LLP





March 28, 2001
Chicago, Illinois


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